Exhibit 99.1

For more information contact:

Anthony C. Allen

Vice President & Chief Financial Officer

(502) 329-2000

SYPRIS ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

RICHARD L. DAVIS TO SUCCEED ANTHONY C. ALLEN

LOUISVILLE, KY. (March 14, 2022) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) announced today the appointment of Richard L. Davis, the Company’s Vice President, to the position of Vice President & Chief Financial Officer effective October 12, 2022. Mr. Davis will remain located in Louisville, Kentucky and will report to Jeffrey T. Gill, the Company’s Chairman, President & Chief Executive Officer.

Mr. Davis has served as Vice President of Sypris since January 2018 and as Vice President Audit and Compliance from August 2015 to December 2017. Prior to 2017, Mr. Davis served in a number of increasingly responsible executive roles since joining the Company in 1985. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

Mr. Davis will succeed Anthony C. Allen, the Company’s current Vice President and Chief Financial Officer, who will serve as Vice President and Treasurer effective October 12, 2022. The planned transition is expected to be seamless, with both individuals having worked closely together for almost 40 years.

Commenting on the announcements, Jeffrey T. Gill, Chairman, President & Chief Executive Officer of Sypris Solutions, said, “We are very pleased to announce the transition of Rich to the role of Chief Financial Officer. He has a long, accomplished history with the Company. During his tenure, Rich has provided leadership through both his in-depth knowledge of financial matters, as well as through his comprehensive knowledge of our operations.”

“On behalf of the Board of Directors and the entire Sypris team, I want to thank Tony for his leadership and dedication to Sypris, not only as the Company’s Chief Financial Officer over the past seven years, but throughout his 36-year career with Sypris. We are pleased that Tony will continue to serve the Company in a role that will provide him with more personal flexibility in the future. We look forward to working closely together with Tony for many more years to come.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company produces a wide range of manufactured products, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

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101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 • (502) 329-2000 • Fax (502) 329-2050 • www.sypris.com

Sypris Announces Chief Financial Officer Transition

March 14, 2022

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our failure to successfully win new business or develop new or improved products or new markets for our products; the termination or non-renewal of existing contracts by customers; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; volatility of our customers’ forecasts especially in the commercial truck markets and our contractual obligations to meet current scheduling demands and production levels (especially in our Toluca Plant), which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; the impact of the current coronavirus disease (“COVID-19”) and economic conditions on our future operations; possible public policy response to the pandemic, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; dependence on, retention or recruitment of key employees and distribution of our human capital; inaccurate data about markets, customers or business conditions; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, geopolitical conflict, terrorism, or political uncertainty, including disruptions resulting from the conflict between Russia and Ukraine arising out of international sanctions, foreign currency fluctuations and other economic impacts; the potential default of the U.S. federal government if Congress fails to pass a 2022 budget resolution; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 • (502) 329-2000 • Fax (502) 329-2050 • www.sypris.com